	   [Letterhead of Vorys, Sater, Seymour and Pease LLP]




								     Exhibit 5
								     ---------

						   September 20, 1999


Board of Directors
Ohio Casualty Corporation
136 North Third Street
Hamilton, OH  45025


Dear Members of the Board of Directors:

	We are familiar with the proceedings taken and proposed to be taken by Ohio Casualty Corporation, an Ohio corporation (the "Company"), in connection with the institution of the Ohio Casualty Corporation 1999 Broad-Based Employee Stock Option Plan (the "1999 Plan"), the granting of options to purchase common shares, $0.125 par value (the "Common Shares"), of the Company pursuant to the 1999 Plan; and the issuance and sale of Common Shares of the Company upon the exercise of options granted and to be granted under the 1999 Plan, as described in the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on the date hereof. The purpose of the Registration Statement is to register 1,500,000 Common Shares reserved for issuance under the 1999 Plan pursuant to the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

	In connection with this opinion, we have examined an original or copy of, and have relied upon the accuracy of, without independent verification or investigation: (a) the Registration Statement; (b) the 1999 Plan; (c) the Company's Amended Articles of Incorporation, as amended; (d) the Company's Code of Regulations, as amended; and (e) certain proceedings of the directors of the Company. We have also relied upon such representations of the Company and officers of the Company and such authorities of law as we have deemed relevant as a basis for this opinion.

	We have relied solely upon the examinations and inquiries recited herein, and we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

	Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that after the 1,500,000 Common Shares of the Company to be registered under the Registration Statement have been issued and delivered by the Company, upon the exercise of options granted under the 1999 Plan against payment of the purchase price therefor, in accordance with the terms of the 1999 Plan, said Common Shares will be validly issued, fully paid and non-assessable, assuming compliance with applicable federal and state securities laws.

Board of Directors
Ohio Casualty Corporation
September 20, 1999
Page 2


	Our opinion is limited to the General Corporation Law of Ohio in effect as of the date hereof. This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the Common Shares pursuant to the 1999 Plan and the filing of the Registration Statement and any amendments thereto. This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our specific written consent.

	Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us therein. By giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


				     Very truly yours,


				     /s/VORYS, SATER, SEYMOUR AND PEASE LLP